September 2026

Preliminary Pricing Supplement No. 18,803

Registration Statement Nos. 333-293641; 333-293641-01

Dated September 16, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the common stock of Apple Inc., the common stock of NVIDIA Corporation and the class A common stock of Meta Platforms, Inc. (each referred to as an “underlying stock”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The securities will pay a contingent coupon on a monthly basis until the earlier of the maturity date or automatic call if, and only if, the stock closing price of the lowest performing underlying stock on the calculation day for that month is greater than or equal to its coupon threshold price. If the stock closing price of the lowest performing underlying stock on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment for the relevant month. However, if the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid). If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each underlying stock is equal to 60% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 12.60% per annum.

￭Automatic Call. Beginning after six months, the securities will be automatically called if the stock closing price of each underlying stock on any of the calculation days (other than the final calculation day) is greater than or equal to its respective starting price for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments. No further payments will be made on the securities once they have been called.

￭Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the ending price of each underlying stock is greater than or equal to its respective downside threshold price. If the ending price of any underlying stock is less than its respective downside threshold price, investors will be fully exposed to the decline in the lowest performing underlying stock on a 1-to-1 basis and will receive a maturity payment amount that is less than 50% of the face amount of the securities and could be zero.

￭Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

￭Because all payments on the securities are based on the lowest performing underlying stock, a decline beyond the respective coupon threshold price or respective downside threshold price of any underlying stock will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if one or more of the other underlying stocks have appreciated or have not declined as much.

￭The securities are for investors who are willing to risk their principal based on the lowest performing of three underlying stocks and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

￭Investors will not participate in any appreciation of any underlying stock.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks.

The current estimated value of the securities is approximately $966.80 per security, or within $45.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 5.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $0.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	September 28, 2029*, subject to postponement if the final calculation day is postponed
Underlying stocks:

The common stock of Apple Inc. (the “AAPL Stock”), the common stock of NVIDIA Corporation (the “NVDA Stock”) and the class A common stock of Meta Platforms, Inc. (the “META Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Contingent coupon payment (with memory feature):

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price.

Each “contingent coupon payment”, if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 12.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

If the stock closing price of the lowest performing underlying stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the stock closing price of the lowest performing underlying stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing underlying stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days.

If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on all monthly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable calculation day.**
Contingent coupon rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 12.60% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any calculation day (other than the final calculation day), beginning in March 2027, the stock closing price of each underlying stock is greater than or equal to its respective starting price, the securities will be automatically called on the related call settlement date for a cash payment per security equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

The securities will not be automatically called on any call settlement date if the stock closing price of any underlying stock is less than its respective starting price on the related calculation day.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its respective starting price. You will not participate in any appreciation of any underlying stock.

Calculation days:	Monthly, on the 25th of each month, commencing in October 2026 and ending on the final calculation day. We also refer to the September 2029 calculation day as the “final calculation day.”***
Call settlement date:	Three business days after the applicable calculation day.***
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment due at maturity and any previously unpaid contingent coupon

September 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

payments, if payable). The “maturity payment amount” per security will equal:

●if the ending price of each underlying stock is greater than or equal to its respective downside threshold price:

$1,000; or

●if the ending price of any underlying stock is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying stock on the final calculation day

If the securities are not automatically called prior to maturity and the ending price of the lowest performing underlying stock is less than its downside threshold price, you will receive significantly less than the face amount of your securities and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Under these circumstances, you will lose more than 50%, and possibly all, of your investment.

Lowest performing underlying stock:	On any calculation day, the underlying stock with the lowest performance factor on that calculation day
Performance factor:	With respect to each underlying stock, on any calculation day, the stock closing price on such calculation day divided by the starting price (expressed as a percentage)
Stock closing price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement for principal at risk securities.

Starting price:

With respect to the common stock of Apple Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of NVIDIA Corporation: $ , its stock closing price on the pricing date.

With respect to the class A common stock of Meta Platforms, Inc.: $ , its stock closing price on the pricing date.

Coupon threshold price:

With respect to the common stock of Apple Inc.: $ , which is equal to 60% of its starting price.

With respect to the common stock of NVIDIA Corporation: $ , which is equal to 60% of its starting price.

With respect to the class A common stock of Meta Platforms, Inc.: $ , which is equal to 60% of its starting price.

Downside threshold price:

With respect to the common stock of Apple Inc.: $ , which is equal to 50% of its starting price.

With respect to the common stock of NVIDIA Corporation: $ , which is equal to 50% of its starting price.

With respect to the class A common stock of Meta Platforms, Inc.: $ , which is equal to 50% of its starting price.

Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	September 25, 2026*
Original issue date:	September 30, 2026* (3 business days after the pricing date)
CUSIP / ISIN:	61781LNS5 / US61781LNS50
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

*To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

** Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

*** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event;

Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

September 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $966.80, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold prices and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

September 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029 (the “securities”) may be appropriate for investors who:

￭seek an investment with contingent coupon payments at a rate of at least 12.60% per annum (to be determined on the pricing date) until the earlier of the maturity date or automatic call if, and only if, the stock closing price of the lowest performing underlying stock on the applicable monthly calculation day is greater than or equal to its coupon threshold price;

￭understand that if the stock closing price of any underlying stock on the final calculation day has declined by more than 50% from its starting price, they will be fully exposed to the decline in the lowest performing underlying stock from its starting price and will lose more than 50%, and possibly all, of the face amount of their securities at maturity;

￭are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

￭understand that the return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

￭understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭understand and are willing to accept the full downside risks of each underlying stock;

￭are willing to forgo participation in any appreciation of any underlying stock, fixed interest payments on the securities and dividends on the underlying stocks; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that the stock closing price of any underlying stock may decline by more than 50% from its starting price to its ending price, in which case they will lose a significant portion or all of their investment;

￭seek current income;

￭are unwilling to accept the risk of exposure to each of the underlying stocks;

￭seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

￭seek exposure to the upside performance of any or each underlying stock;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “Apple Inc. Overview,” “NVIDIA Corporation Overview” and “Meta Platforms, Inc. Overview” below.

September 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each monthly contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing underlying stock on the related monthly calculation day.

Step 1: Determine which underlying stock is the lowest performing underlying stock on the relevant calculation day. The lowest performing underlying stock on any calculation day is the underlying stock with the lowest performance factor on that calculation day. The performance factor of an underlying stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon payment (including any previously unpaid contingent coupons) is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing underlying stock on the relevant calculation day, as follows:

Beginning after six months, if the stock closing price of each underlying stock on a calculation day is greater than or equal to its respective starting price, the securities will be automatically called on the applicable call settlement date for an amount in cash equal to $1,000 plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying stock is the lowest performing underlying stock on the final calculation day. The lowest performing underlying stock on the final calculation day is the underlying stock with the lowest performance factor on the final calculation day. The performance factor of an underlying stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing underlying stock, as follows:

September 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

September 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying stock from its respective starting price to its respective stock closing price on the final calculation day.

September 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid (and whether any previously unpaid contingent coupon payments will be paid) with respect to a calculation day and how to calculate the maturity payment amount, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the stock closing price of each underlying stock on each calculation day, and the amount you will receive at maturity, if any, will be determined by reference to the ending price of each underlying stock on the final calculation day. The actual starting price, coupon threshold price and downside threshold price for each underlying stock and the actual contingent coupon rate will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Hypothetical contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price.

If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 12.60% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect a hypothetical contingent monthly coupon rate of 12.60% (corresponding to $10.50 per month per security**).

If the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

It is possible that the stock closing price of the lowest performing underlying stock will be less than its coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments.

Hypothetical starting price:	With respect to the AAPL Stock: $100.00
With respect to the NVDA Stock: $100.00
With respect to the META Stock: $100.00

Hypothetical coupon threshold price:	With respect to the AAPL Stock: $60.00, which is 60% of its hypothetical starting price
With respect to the NVDA Stock: $60.00, which is 60% of its hypothetical starting price
With respect to the META Stock: $60.00, which is 60% of its hypothetical starting price

Hypothetical downside threshold price:	With respect to the AAPL Stock: $50.00, which is 50% of its hypothetical starting price
With respect to the NVDA Stock: $50.00, which is 50% of its hypothetical starting price
With respect to the META Stock: $50.00, which is 50% of its hypothetical starting price

* The hypothetical starting price of $100.00 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices, coupon threshold prices and downside threshold prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the actual contingent coupon rate. The hypothetical contingent monthly coupon of $10.50 is used in these examples for ease of analysis.

September 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

How to determine whether a contingent coupon payment is payable with respect to a calculation day:

Date	AAPL Stock Closing Price	NVDA Stock Closing Price	META Stock Closing Price	Contingent Coupon Payment (per Security)
Hypothetical Calculation Day 1	$102.50 (at or above the coupon threshold price)	$72.00 (at or above the coupon threshold price)	$110.50 (at or above the coupon threshold price)	$10.50
Hypothetical Calculation Day 2	$40.50 (below the coupon threshold price)	$87.50 (at or above the coupon threshold price)	$76.00 (at or above the coupon threshold price)	$0
Hypothetical Calculation Day 3	$72.50 (at or above the coupon threshold price)	$87.50 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$10.50 × 2 = $21.00
Hypothetical Calculation Day 4	$35.00 (below the coupon threshold price)	$20.00 (below the coupon threshold price)	$42.50 (below the coupon threshold price)	$0

On hypothetical calculation day 1, the stock closing price of each underlying stock is at or above its respective coupon threshold price. Therefore, a contingent coupon payment of $10.50 is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 2, two underlying stocks close at or above the respective coupon threshold prices, but the other underlying stock closes below its respective coupon threshold price. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 3, the stock closing price of each underlying stock is at or above its respective coupon threshold price. Therefore, investors receive the hypothetical contingent coupon payment with respect to the third calculation day as well as the previously unpaid contingent coupon payment with respect to the second calculation day.

On hypothetical calculation day 4, the stock closing price of each underlying stock is below its respective coupon threshold price, and, accordingly no contingent coupon payment is paid on the relevant coupon payment date.

If the stock closing price of any underlying stock is less than its respective coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities.

How to calculate the payment investors will receive at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the stock closing price of each underlying stock is greater than or equal to its respective starting price on any calculation day, the securities will be automatically called for a cash payment per security equal to the face amount plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

The examples below illustrate how to calculate the maturity payment amount if the securities have not been automatically redeemed prior to maturity.

	AAPL Stock Ending Price	NVDA Stock Ending Price	META Stock Ending Price	Maturity Payment Amount (per Security)
Example 1:	$150.00 (at or above the downside threshold price and coupon threshold price)	$125.00 (at or above the downside threshold price and coupon threshold price)	$135.00 (at or above the downside threshold price and coupon threshold price)	$1,000 plus the contingent coupon payment with respect to the final calculation day and any previously unpaid contingent coupon payments from the prior calculation days
Example 2:	$90.00 (at or above the downside threshold price)	$35.00 (below the downside threshold price)	$75.00 (at or above the downside threshold price)	$1,000 × ($35.00 / $100.00) = $350.00
Example 3:	$75.00 (at or above	$85.50 (at or above	$40.00 (below the	$1,000 × ($40.00 / $100.00) =

September 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

	the downside threshold price)	the downside threshold price)	downside threshold price)	$400.00
Example 4:	$40.00 (below the downside threshold price)	$35.00 (below the downside threshold price)	$30.00 (below the downside threshold price)	$1,000 × ($30.00 / $100.00) = $300.00
Example 5:	$20.00 (below the downside threshold price)	$35.00 (below the downside threshold price)	$45.00 (below the downside threshold price)	$1,000 × ($20.00 / $100.00) = $200.00

In example 1, the ending price of each underlying stock is at or above its respective downside threshold price and coupon threshold price. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities plus the hypothetical contingent coupon payment with respect to the final calculation day and any previously unpaid contingent coupon payments from the prior calculation days. Investors do not participate in any appreciation of any underlying stock.

In examples 2 and 3, the ending prices of two underlying stocks are at or above their respective downside threshold prices, but the ending price of the other underlying stock is below its downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity.

In examples 4 and 5, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. In example 4, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the META Stock, which is the lowest performing underlying stock in this example. In example 5, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the AAPL Stock, which is the lowest performing underlying stock in this example.

If the ending price of any underlying stock is below its respective downside threshold price, investors will be exposed to the downside performance of the lowest performing underlying stock at maturity, and the maturity payment amount will be less than 50% of the face amount per security and could be zero.

September 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of any underlying is less than its respective downside threshold price of 50% of the starting price, you will be exposed to the decline in the price of the lowest performing underlying stock, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. In this case, you will lose more than 50%, and possibly all, of the face amount of your securities at maturity.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price on the related calculation day. If the stock closing price of any underlying stock is less than its respective coupon threshold price on the relevant calculation day for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. However, if the contingent coupon payment is not paid on any contingent coupon payment date because the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on the related contingent coupon payment date, such unpaid contingent coupon payment will be paid on a later contingent coupon payment date but only if the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price. Therefore, you will not receive payment for such unpaid contingent coupon payments if the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on each subsequent calculation day. If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on each calculation day, you will not receive any contingent coupon payments for the entire term of the securities. It is possible that the stock closing price of any underlying stock will be less than its respective coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon payment, if any, is based on the stock closing price of each underlying stock on only the related monthly calculation day at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the stock closing price of each underlying stock on the relevant monthly calculation day. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of each underlying stock on the monthly calculation days, if the stock closing price of any underlying stock on any calculation day is below the coupon threshold price for such underlying stock, you will not receive the contingent coupon payment for the related interest period, even if the price of such underlying stock was at or above its coupon threshold price on other days during that interest period, and even if the stock closing prices of the other underlying stocks are greater than or equal to the respective coupon threshold prices.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from the starting price for such underlying stock, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each calculation day on which the stock closing price of each underlying stock is greater than or equal to its respective coupon threshold price, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price, coupon threshold price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

September 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

owhether the stock closing price of any underlying stock has been below its respective coupon threshold price on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying stock has closed near or below its respective coupon threshold price and downside threshold price, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying stock based on its historical performance. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying stocks may decrease and be below the respective coupon threshold price(s) on each calculation day so that you will receive no return on your investment, and one or more of the underlying stocks may close below the respective downside threshold price(s) on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the stock closing price of each underlying stock will be at or above its respective coupon threshold price on any calculation day so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold price on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “Apple Inc. Overview,” “NVIDIA Corporation Overview” and “Meta Platforms, Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

September 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the coupon threshold prices, the downside threshold prices and the ending prices, and will calculate the amount of cash you receive upon an automatic call or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be

September 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase (i) the price at or above which such underlying stock must close on the calculation days so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments (depending also on the performance of the other underlying stocks), (ii) the price at or above which such underlying stock must close on each calculation day in order for you to earn a contingent coupon payment and any previously unpaid contingent coupon payments (depending also on the performance of the other underlying stocks) and (iii) the price at or above which such underlying stock must close on the final calculation day so that you are not exposed to the negative performance of the lowest performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock, with respect to both the contingent coupon payments, if any, and the maturity payment amount, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent coupon payments, each underlying stock must close at or above its respective coupon threshold price on the applicable calculation day. In addition, if the securities have not been called and any underlying stock has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 50% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

￭No affiliation with Apple Inc., NVIDIA Corporation or Meta Platforms, Inc. Apple Inc., NVIDIA Corporation or Meta Platforms, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Apple Inc., NVIDIA Corporation or Meta Platforms, Inc. in connection with this offering.

September 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

￭We may engage in business with or involving Apple Inc., NVIDIA Corporation or Meta Platforms, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Apple Inc., NVIDIA Corporation or Meta Platforms, Inc. without regard to your interests and thus may acquire non-public information about Apple Inc., NVIDIA Corporation or Meta Platforms, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc., NVIDIA Corporation or Meta Platforms, Inc. which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its coupon threshold price (resulting in no contingent coupon payment being paid with respect to such date) or the ending price of an underlying stock to be less than its downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

September 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Apple Inc. Overview

Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the AAPL Stock for the period from January 1, 2021 through September 14, 2026. The closing price of the AAPL Stock on September 14, 2026 was $333.08. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the AAPL Stock at any time, including on the calculation days.

Common Stock of Apple Inc. – Daily Closing Prices January 1, 2021 to September 14, 2026

This document relates only to the securities offered hereby and does not relate to the AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the AAPL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AAPL Stock.

September 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

The following graph sets forth the daily closing prices of the NVDA Stock for the period from January 1, 2021 through September 14, 2026. The closing price of the NVDA Stock on September 14, 2026 was $210.96. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock at any time, including on the calculation days.

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2021 to September 14, 2026

This document relates only to the securities offered hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

September 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Meta Platforms, Inc. Overview

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the META Stock is accurate or complete.

The following graph sets forth the daily closing prices of the META Stock for the period from January 1, 2021 through September 14, 2026. The closing price of the META Stock on September 14, 2026 was $665.60. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the META Stock may have been adjusted for stock splits and other corporate events. The historical performance of the META Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the META Stock at any time, including on the calculation days.

Class A Common Stock of Meta Platforms, Inc. – Daily Closing Prices January 1, 2021 to September 14, 2026

This document relates only to the securities offered hereby and does not relate to the META Stock or other securities of Meta Platforms, Inc. We have derived all disclosures contained in this document regarding the META Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Meta Platforms, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Meta Platforms, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the META Stock (and therefore the price of the META Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Meta Platforms, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the META Stock.

September 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $0.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

September 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. due September 28, 2029

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, the tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the tax supplement or in the prospectus.

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